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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

P.H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of P.H. Glatfelter Company of Form S-8 (Registration Nos. 33-25884, 33-37198, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, 333-26581 and 333-34797) of
our report dated February 24, 1997 on the consolidated financial statements of P.H. Glatfelter Company and subsidiaries appearing in and incorporated by reference in the Annual Report on Form 10-K and Amendment No. 1 thereto on Form 10-K/A for the year ended December 31, 1996.

/s/ Deloitte Touche LLP

Philadelphia, Pennsylvania
November 11, 1997